Exhibit 1.1

ATLANTIC UNION BANKSHARES CORPORATION

(a Virginia corporation)

9,859,155 shares of Common Stock

UNDERWRITING AGREEMENT

Dated: October 21, 2024

Atlantic Union Bankshares Corporation

(a Virginia corporation)

9,859,155 shares of Common Stock

UNDERWRITING AGREEMENT

October 21, 2024

Morgan Stanley & Co. LLC

as Representative of the several Underwriters

Morgan Stanley & Co. LLC

as Forward Seller

Morgan Stanley & Co. LLC

as Forward Purchaser

c/o: Morgan Stanley & Co. LLC

1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Atlantic Union Bankshares Corporation, a Virginia corporation (the “Company”), and Morgan Stanley & Co. LLC (in its capacity as seller of Borrowed Securities (as defined below), the “Forward Seller”), in connection with the letter agreement dated the date hereof (the “Initial Forward Sale Agreement”) between the Company and Morgan Stanley & Co. LLC (in such capacity, the “Forward Purchaser”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Initial Forward Sale Agreement) of a number of shares of its common stock, $1.33 par value per share (the “Common Stock”), initially equal to the number of Borrowed Initial Securities (as defined below) sold by the Forward Seller pursuant to this Underwriting Agreement (this “Agreement”), confirm their respective agreements with each of the Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Morgan Stanley & Co. LLC is acting as representative (in such capacity, the “Representative”) and the Forward Purchaser, with respect to (i) the sale by the Forward Seller (with respect to an aggregate of 9,859,155 shares of Common Stock (the “Borrowed Initial Securities”)) and the Company (with respect to any Company Top-Up Initial Securities (as defined below)), and the purchase by each Underwriter, severally and not jointly, of the respective number of Initial Securities set forth in Schedule A hereto opposite such Underwriter’s name and (ii) the grant by the Forward Seller (with respect to an aggregate of up to 1,478,873 shares of Common Stock (the “Borrowed Option Securities”)) and the Company (with respect to any Company Top-Up Option Securities (as defined below)) of an option to purchase by each Underwriter, severally and not jointly, such Option Securities (as defined below), if and to the extent that the Representative shall have determined to exercise such option on behalf of the Underwriters.

The Borrowed Initial Securities and the Company Top-Up Initial Securities are herein referred to collectively as the “Initial Securities.” The Borrowed Option Securities and the Company Top-Up Option Securities are herein referred to collectively as the “Option Securities.” The Company Top-Up Initial Securities and the Company Top-Up Option Securities are herein referred to collectively as the “Company Securities.” The Borrowed Initial Securities and the Borrowed Option Securities are herein referred to collectively as the “Borrowed Securities.” The Initial Securities and the Option Securities are herein referred to collectively as the “Securities.” References herein to the “Forward Sale Agreements” are to the Initial Forward Sale Agreement and/or any Additional Forward Sale Agreement (as defined below) as the context requires.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-281290) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus supplement and base prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time (as defined below), are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement and the base prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act immediately prior to the Applicable Time, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As more fully described in the General Disclosure Package (as defined below), the Company and Sandy Spring Bancorp, Inc., a bank holding company formed as a Maryland corporation (“SASR”), expect to enter into an agreement, dated the date hereof (the “Merger Agreement”), pursuant to which, subject to the terms and conditions set forth therein, among other things, SASR will merge with and into the Company, with the Company as the surviving entity (the “Merger”). Immediately following the closing of the Merger, SASR’s subsidiary bank, Sandy Spring Bank, will be merged with and into Atlantic Union Bank (the “Bank”), with the Bank as the surviving entity and a wholly owned subsidiary of the Company.

As used in this Agreement:

“Applicable Time” means 6:00 A.M., New York City time, on October 21, 2024 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder, incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1.      Representations and Warranties.

(a)            Representations and Warranties by the Company. The Company represents and warrants to each Underwriter, the Forward Seller and the Forward Purchaser as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, the Forward Seller and the Forward Purchaser, as follows:

(i)            Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information to be included in, or incorporated by reference in, the Registration Statement or any post-effective amendment thereto.

Each of the Registration Statement and any post-effective amendment thereto, as of each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, the Applicable Time, the Closing Time and any Date of Delivery, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any of the Underwriters through the Representative expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information concerning discounts and commissions in the table under the fifteenth paragraph and the first, second, sixth, ninth and eleventh sentences of the twenty-first paragraph under the caption “Underwriting (Conflicts of Interest)” in the Prospectus (the “Underwriter Information”).

(ii)            Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and any Date of Delivery, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package and (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of its filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the Underwriter Information.

(iii)            Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv)            Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v)            Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)            Independent Accountants. (i) Ernst & Young LLP, Richmond, Virginia (“EY Richmond”), the accountants who certified the financial statements and supporting schedules with respect to the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board, (ii) to the knowledge of the Company, Ernst & Young LLP, Tysons, Virginia (“EY Tysons”), the accountants who certified the financial statements and supporting schedules with respect to SASR included in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board and (iii) to the knowledge of the Company, Yount, Hyde & Barbour, P.C. (“YHB”), the accountants who certified the financial statements and supporting schedules with respect to American National Bankshares Inc. (“American National”) included in the Registration Statement, the General Disclosure Package and the Prospectus, (A) at the time of issuing its report on American National’s audited financial statements as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023 were independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board and (B) are independent public accountants under the American Institute of Certified Public Accountants’ Code of Professional Conduct and its interpretations and rulings.

(vii)            Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the income, comprehensive income, changes in stockholders’ equity, and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. To the knowledge of the Company, any financial statements of businesses or properties acquired or proposed to be acquired, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X, as applicable, including, without limitation, the financial statements of each of SASR and American National, together with the related notes thereto and related schedules included in the Registration Statement, the Preliminary Prospectus and the Prospectus. The supporting schedules, if any, present fairly in all material respects and in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present in all material respects the required information and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)         No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix)            Merger; Merger Agreement. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company is not aware of any fact that will prevent the Company and its subsidiaries from consummating the Merger in all material respects as contemplated by the Merger Agreement. To the knowledge of the Company, all of the representations and warranties made by the parties to the Merger Agreement are true and correct (without giving effect to any limitation as to “materiality” or similar limitation as set forth therein), except that any representations and warranties that expressly speak as of a particular date were true and correct (without giving effect to any limitation as to “materiality” or similar limitation as set forth therein) as of such particular date, except in each case where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect assuming the consummation of the transactions contemplated by the Merger Agreement.

(x)            Good Standing of the Company; Bank Holding and Financial Holding Company Status of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia and has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Forward Sale Agreements; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company is duly registered as a bank holding company and is qualified as a financial holding company, in each case as such terms are interpreted under the Bank Holding Company Act of 1956, as amended (the “BHCA”).

(xi)            Good Standing of Subsidiaries. The Bank and AUB Investments, Inc. are the only “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X), have been duly organized and are validly existing and in good standing under the laws of the jurisdiction of their respective incorporation or other organization, have all requisite power and authority to own, lease and operate their respective properties and to conduct their respective business as described in the Registration Statement, the General Disclosure Package and the Prospectus and are duly qualified to transact business and are in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. The Bank is chartered under the laws of the Commonwealth of Virginia and its charter is in full force and effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of or other equity interests in the Bank and AUB Investments, Inc. have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of or other equity interests in the Bank or in AUB Investments, Inc. were issued in violation of the preemptive or similar rights of any securityholder of the Bank, any securityholder of AUB Investments, Inc. or any other entity.

(xii)            Deposit Insurance. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act, as amended, and the rules and regulations of the FDIC thereunder, and all the premiums and assessments required to be paid in connection therewith have been paid when due (after giving effect to any applicable extensions), and no proceeding for the modification, termination or revocation of such insurance is pending or, to the knowledge of the Company, threatened.

(xiii)            Regulatory Matters. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject to any cease-and-desist order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order, directive or other supervisory action by, or has been ordered to pay any civil money penalty by, or is a recipient of any supervisory letter from, or has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, credit policies, management or business (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any Regulatory Agreement. There is no unresolved violation or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. The Company and its subsidiaries have received examination reports, supervisory letters and routine correspondence from the Regulatory Agencies containing “Matters Requiring Attention” (but not “Matters Requiring Immediate Attention”) regarding requested improvements and changes in policies, procedures and other matters on the part of the Company or its subsidiaries, but none of them contain threats or statements that a Regulatory Agreement is contemplated or requested. The Company confirms that all matters reflected in all such examination reports, supervisory letter and routine correspondence (including all Matters Requiring Attention) have either been resolved or are on a satisfactory timetable to resolution. The Company and its subsidiaries are in compliance in all material respects with all laws administered by the Regulatory Agencies. As used herein, the term “Regulatory Agency” means any U.S. federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, governmental body, administrative agency or other authority, body or agency having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

(xiv)            Community Reinvestment Act and Privacy Requirements. The Bank has received overall Community Reinvestment Act (“CRA”) ratings of at least “Satisfactory” and has not been informed in writing by any Regulatory Authority that it may receive less than “Satisfactory” ratings for CRA purposes within one year, nor, to the Company’s knowledge, has the Bank been informed other than in writing by any Regulatory Authority that it may receive less than “Satisfactory” ratings for CRA purposes within one year. The Company is not aware of any facts or circumstances that exist that would cause the Bank not to be, (i) in compliance in any material respect with the CRA, and the regulations promulgated thereunder, or to be assigned a CRA rating by federal or state bank regulators of lower than “Satisfactory;” or (ii) in compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder, as well as the provisions of the information security program adopted by the Bank, pursuant to 12 C.F.R. Part 208.

(xv)            Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, equity plans, incentive compensation plans or benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xvi)            Authorization of Agreement and Merger Agreement. This Agreement and the Merger Agreement have been duly authorized, and this Agreement has been executed and delivered, by the Company.

(xvii)            Authorization of Forward Sale Agreements. The Initial Forward Sale Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (A) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally, (B) public policy limitations, or (C) equitable principles relating to enforceability (regardless of whether enforcement is considered in a proceeding in equity or at law) ((A), (B), and (C) collectively, the “Enforceability Exceptions”). Prior to the delivery of any Borrowed Option Securities to an Underwriter, the related Additional Forward Sale Agreement will be duly authorized, executed and delivered by the Company and will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

(xviii)            Authorization and Description of Securities and Confirmation Securities. The Company Securities, if any, have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued, sold and/or delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Company Securities, if any, is not subject to the preemptive or other similar rights of any securityholder of the Company. The shares of Common Stock that may be issued, sold and/or delivered pursuant to the Forward Sale Agreements (the “Confirmation Securities”) have been duly authorized for issuance, sale and/or delivery to the Forward Purchaser and, when issued, sold and/or delivered by the Company against payment of the consideration set forth therein, will be validly issued and fully paid and non-assessable; and the issuance of the Confirmation Securities is not and will not be subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform in all material respects to the rights set forth in the instruments defining the same. No holder of Securities or Confirmation Securities will be subject to personal liability by reason of being such a holder.

(xix)            Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than any rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(xx)            Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties, assets or operations of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency (including, without limitation, each applicable Regulatory Agency) or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance by the Company of this Agreement, the Forward Sale Agreements and the consummation of the transactions contemplated herein and therein, in the Merger Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Company Securities, if any, and the use of the proceeds from the sale of the Company Securities, if any, and the Confirmation Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, assets or operations of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except for such violations of law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity that would not, singly or in the aggregate, result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Company or any of its subsidiaries.

(xxi)            Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xxii)            Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would result in a Material Adverse Effect, or which would materially and adversely affect their respective properties, assets or operations or the consummation of the transactions contemplated in this Agreement, the Forward Sale Agreements or the Merger Agreement or the performance by the Company of its obligations hereunder or thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties, assets or operations is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxiii)            Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxiv)            Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder and pursuant to the Forward Sale Agreements, in connection with the offering, issuance or sale of the Company Securities, if any, and the Confirmation Securities or the consummation of the transactions contemplated by this Agreement and the Forward Sale Agreements, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxv)            Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxvi)            Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) are Permitted Liens (as defined below) or (C) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease. “Permitted Liens” means (i) pledges of securities to secure deposits of public funds and other depositors, (ii) repurchase agreements, reverse repurchase agreements and similar transactions and (iii) pledges of securities, loans or other assets to the Federal Reserve, federal home loan banks and similar governmental banking agencies in the ordinary course of business to secure borrowings or other extensions of credit.

(xxvii)            Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except as would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement by the Company and its subsidiaries of or conflict involving the Company or any of its subsidiaries with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property owned by the Company or any of its subsidiaries invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxviii)            Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls that in all material respects comply with the requirements of the 1934 Act and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present in all material respects the required information and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxix)            Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxx)            Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all material taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or insofar as the failure to pay such taxes would not result in a Material Adverse Effect. The charges, accruals and reserves included in the financial statements of the Company included in, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus relating to any income and corporation tax liability of the Company for any years not finally determined have been recorded in accordance with GAAP applied on a consistent basis throughout the periods provided.

(xxxi)            Insurance. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks, which in the judgment of the executive officers of the Company, are reasonable and prudent in the businesses in which the Company and its subsidiaries are engaged, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxii)            Investment Company Act. The Company is not required, and upon the issuance and sale of the Company Securities, if any, and the Confirmation Securities and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxxiii)            Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxiv)     Foreign Corrupt Practices Act. In the past five (5) years, none of the Company, any of its subsidiaries or, to the Company’s knowledge, any affiliates or any director, officer, employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

(xxxv)      Anti-Money Laundering Laws. In the past five (5) years, the operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, (collectively, the “Anti-Money Laundering Laws”).

(xxxvi)     OFAC. (1) None of the Company or any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate, or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(a)            the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, or His Majesty’s Treasury (collectively, “Sanctions”), or

(b)            located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

(2)            The Company and each of its subsidiaries, (a) have not, since April 24, 2019, engaged in and (b) are not now engaged in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

(3)            The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(a)            to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, the subject of Sanctions;

(b)            to fund or facilitate any money laundering or terrorist financing activities; or

(c)            in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(4)            In the past five (5) years, the Company and its subsidiaries have conducted their businesses in compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of the Company, threatened.  The Company and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

(xxxvii)    Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter, the Forward Seller or the Forward Purchaser and (ii) does not intend to use any of the proceeds from the sale of the Securities or the Confirmation Securities to repay any outstanding debt owed to any affiliate of any Underwriter, the Forward Seller or the Forward Purchaser.

(xxxviii)   Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxix)      Broker-Dealer. Neither the Company nor any of its subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the 1934 Act or the 1934 Act Regulations or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association (within the meaning of Article I of the By-Laws of FINRA) with any member firm of FINRA.

(xl)           Prohibition on Dividends. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any order of any Regulatory Agency (other than orders applicable to bank holding companies and their subsidiaries generally), under any applicable law (other than banking laws generally limiting the amount that may be paid by banks), or under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying to the Company or any other subsidiary of the Company any loans or advances to such subsidiary or from transferring any of such subsidiary’s properties, assets or operations to the Company or any other subsidiary of the Company.

(xli)            Not a U.S. Real Property Holding Corporation. The Company is not, and has not been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(xlii)            Fair Saleable Value of Assets. Each of the Company and its subsidiaries owns and, after giving effect to the transactions contemplated in this Agreement, the Forward Sale Agreements and the Merger Agreement, will own assets the fair saleable value of which are greater than (A) the total amount of its liabilities (including known contingent liabilities) and (B) the amount that will be required to pay the probable liabilities of its existing debts as they become absolute and matured considering the financing alternatives reasonably available to it. The Company has no knowledge of any facts or circumstances which lead it to believe that it or any of its subsidiaries will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intent to so file.

(xliii)            Affiliated Transactions or Relationships. No transaction has occurred or relationship exists between or among the Company or any of its subsidiaries, on the one hand, and its affiliates, officers or directors, on the other hand, that is required to be described in the Registration Statement, any preliminary prospectus or the Prospectus that is not so described therein.

(xliv)            Cybersecurity. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) to the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”): (B) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards and (D) to the knowledge of the Company, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xlv)            Testing-the-Waters Materials. The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule B-3 hereto.

(b)            Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative, the Forward Seller, the Forward Purchaser or to their counsel shall be deemed a representation and warranty by the Company to each Underwriter, the Forward Seller and the Forward Purchaser as to the matters covered thereby.

(c)            Representations and Warranties by the Forward Seller. The Forward Seller represents and warrants to each Underwriter, as of the date hereof, the Applicable Time, the Closing Time and any Date of Delivery, and agrees with each Underwriter, as follows:

(i)            This Agreement has been duly authorized, executed and delivered by the Forward Seller.

(ii)            The Initial Forward Sale Agreement has been duly authorized, executed and delivered by the Forward Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms; except as enforceability may be limited by the Enforceability Exceptions.

(iii)            Prior to the delivery of any Borrowed Option Securities to an Underwriter, the related Additional Forward Sale Agreement will be duly authorized, executed and delivered by the Forward Purchaser and, assuming due authorization, execution and delivery by the Company, will constitute a legal, valid and binding obligation of the Forward Purchaser, enforceable against the Forward Purchaser in accordance with its terms; except as enforceability may be limited by the Enforceability Exceptions.

(iv)            The Forward Seller shall, at the Closing Time or any Date of Delivery, as applicable, have the free and unqualified right to transfer any Borrowed Securities, to the extent that it is required to transfer such Borrowed Securities. Upon delivery of such Borrowed Securities and payment of the purchase price therefor as herein contemplated, assuming that each of the Underwriters has no notice of any adverse claim, each of the Underwriters shall have the free and unqualified right to transfer the Borrowed Securities purchased by it from the Forward Seller.

SECTION 2.      Sale and Delivery to Underwriters; Closing.

(a)            Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Forward Seller (with respect to the Borrowed Initial Securities) and the Company (with respect to any Company Top-Up Initial Securities) agree to sell, and the Underwriters agree to purchase, severally and not jointly, in each case at the purchase price per share set forth in Schedule A hereto, the respective number of Initial Securities set forth in Schedule A hereto opposite such Underwriter’s name, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)            Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Forward Seller (with respect to the Borrowed Option Securities) and the Company (with respect to any Company Top-Up Option Securities) grant an option to the Underwriters to purchase Borrowed Option Securities (in the case of the Forward Seller) and Company Top-Up Option Securities (in the case of the Company), in each case at the purchase price per share set forth in Schedule A hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representative to the Company, the Forward Seller and the Forward Purchaser setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.

Within one business day after such notice is given, the Company shall execute and deliver to the Forward Purchaser an additional letter agreement between the Company and the Forward Purchaser (an “Additional Forward Sale Agreement”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Common Stock equal to the aggregate number of Borrowed Option Securities being purchased by the Underwriters from the Forward Seller pursuant to the exercise of such option, on terms substantially similar to the Initial Forward Sale Agreement as agreed to by the parties. Upon the Company’s execution and delivery of such Additional Forward Sale Agreement to the Forward Purchaser, the Forward Seller will procure that the Forward Purchaser shall promptly execute and deliver such Additional Forward Sale Agreement to the Company.

Upon such execution by the Company and the Forward Purchaser, based upon the warranties and representations and subject to the terms and conditions herein contained, the Forward Seller and the Company agree to sell to the Underwriters, and each of the Underwriters, acting severally and not jointly, agrees to purchase, that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)            Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representative and the Company or the Forward Seller, as applicable, at 9:00 A.M. (New York City time) on the business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company or the Forward Seller, as applicable (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company or the Forward Seller, as applicable, on each Date of Delivery as specified in the notice from the Representative to the Company, the Forward Seller and the Forward Purchaser.

Payment shall be made to the Company and the Forward Seller, as applicable, by wire transfer of immediately available funds to a bank account designated by the Company or the Forward Seller, as applicable, against delivery to the Representative for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.      Covenants of the Company. The Company covenants with each Underwriter, the Forward Seller and the Forward Purchaser as follows:

(a)            Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representative, the Forward Seller and the Forward Purchaser immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Filing Fee Tables” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or in an exhibit to a prospectus filed pursuant to Rule 424(b)).

(b)            Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters, the Forward Seller and the Forward Purchaser or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representative, the Forward Seller and the Forward Purchaser notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative, the Forward Seller and the Forward Purchaser with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative, the Forward Seller, the Forward Purchaser or their counsel shall object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative, the Forward Seller and the Forward Purchaser notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative, the Forward Seller and the Forward Purchaser with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative, the Forward Seller, the Forward Purchaser or their counsel shall reasonably object.

(c)            Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)            Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)            Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)            Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters and the Forward Seller the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)            Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Company Securities, if any, and the Confirmation Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)            Listing. The Company will use its best efforts to effect and maintain the listing of the Securities and the Confirmation Securities on the New York Stock Exchange.

(i)            Reservation. A total of 17,865,103 shares of Common Stock has been or will be, prior to issuance, duly and validly authorized and reserved for issuance, sale and/or delivery under the Forward Sale Agreements.

(j)            Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or the Confirmation Securities, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing equity plans, incentive compensation plans or benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued in connection with the Merger, or (E) any shares of Common Stock issued pursuant to any non-employee director stock plan or any dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus.

(k)            Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(l)            Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, the Forward Seller and the Forward Purchaser, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative, the Forward Seller and the Forward Purchaser as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative, the Forward Seller and the Forward Purchaser and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)            Eligibility of Automatic Shelf Registration Statement Form. If at any time when Securities remain unsold by the Underwriters, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, the Forward Seller and the Forward Purchaser in writing, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to such Securities, in a form and substance reasonably satisfactory to the Underwriters, the Forward Seller and the Forward Purchaser, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify the Representative, the Forward Seller and the Forward Purchaser in writing of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new registration statement or post-effective amendment, as the case may be.

(n)            DTC. The Company will cooperate with the Underwriters, the Forward Seller and the Forward Purchaser and use its commercially reasonable efforts to permit the Securities to be eligible for clearance, settlement and trading through the facilities of The Depository Trust Company.

(o)            Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

SECTION 4.      Payment of Expenses.

(a)            Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and the Forward Sale Agreements, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Company Securities, if any, and the Confirmation Securities, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Company Securities, if any, and the Confirmation Securities, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities and the Confirmation Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters, the Forward Seller and the Forward Purchaser in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities and the Confirmation Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA, if required, of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities and the Confirmation Securities on the New York Stock Exchange and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii). Except as expressly provided in this Section 4(a) or in Section 4(b) or 6, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel and other professionals, transfer taxes on the sale of any of the Securities, and advertising expenses relating to offers that they make.

(b)            Termination of Agreement. If this Agreement is terminated by the Representative, the Forward Seller or the Forward Purchaser in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 hereof, the Company shall reimburse the Underwriters, the Forward Seller and the Forward Purchaser for all of their out-of-pocket expenses reasonably incurred, including the reasonable fees and disbursements of their counsel, in connection with this Agreement and the Forward Sale Agreements.

SECTION 5.      Conditions of the Underwriters’ and the Forward Seller’s Obligations. The obligations of the several Underwriters and the Forward Seller hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)            Effectiveness of Registration Statement. The Registration Statement was filed by the Company with the Commission not earlier than three years prior to the date hereof and became effective upon filing in accordance with Rule 462(e). Each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus have been filed to the extent required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, as applicable, prior to the earlier of (i) the Closing Time and (ii) within the time period prescribed by, and in compliance with, the 1933 Act Regulations. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Filing Fee Tables” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or in an exhibit to a prospectus filed pursuant to Rule 424(b).

(b)            Opinion of Counsel for Company. At the Closing Time, the Representative, the Forward Seller and the Forward Purchaser shall have received the favorable opinions, dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Company, and Troutman Pepper Hamilton Sanders LLP, counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, the Forward Seller and the Forward Purchaser.

(c)            Opinion of Counsel for Underwriters, the Forward Seller and the Forward Purchaser. At the Closing Time, the Representative, the Forward Seller and the Forward Purchaser shall have received the favorable opinion, dated the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, the Forward Seller and the Forward Purchaser, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters requested by the Representative, the Forward Seller or the Forward Purchaser.

(d)            Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative, the Forward Seller and the Forward Purchaser shall have received a certificate of the chief executive officer or the president of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) the conditions specified in Section 5(a) hereof have been satisfied.

(e)            Accountants’ Comfort Letters. At the time of the execution of this Agreement, the Representative and the Forward Seller shall have received from each of (i) EY Richmond, the independent accountants to the Company, (ii) EY Tysons, the independent accountants to SASR, and (iii) YHB, the former independent accountants to American National, a letter, dated such date, in form and substance satisfactory to the Representative and the Forward Seller, together with signed or reproduced copies of such letter for each of the other Underwriters, in each case, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)            Bring-down Comfort Letters. At the Closing Time, the Representative and the Forward Seller shall have received from each of (i) EY Richmond, the independent accountants to the Company, (ii) EY Tysons, the independent accountants to SASR and (iii) YHB, the former independent accountants to American National, a letter, dated as of the Closing Time, to the effect that such independent accountants reaffirm the statements made in their respective letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)            Company CFO Certificate. At the time of execution of this Agreement and at the Closing Time, the Representative, the Forward Seller and the Forward Purchaser shall have received a certificate of the chief financial officer of the Company, dated the date hereof or as of the Closing Time, as applicable, with respect to certain data of the Company contained in the Registration Statement, the Prospectus and the General Disclosure Package, and any amendment or supplement thereto, in form and substance reasonable satisfactory to the Representative, the Forward Seller and the Forward Purchaser.

(h)            SASR CFO Certificate. At the time of execution of this Agreement and at the Closing Time, the Representative, the Forward Seller and the Forward Purchaser shall have received a certificate of the chief financial officer of SASR, dated the date hereof or as of the Closing Time, as applicable, with respect to certain data of SASR contained in the Registration Statement, the Prospectus and the General Disclosure Package, and any amendment or supplement thereto, in form and substance reasonable satisfactory to the Representative, the Forward Seller and the Forward Purchaser.

(i)            Approval of Listing. At the Closing Time, the Securities and the Confirmation Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(j)            Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.

(k)            Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)            Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein, and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative, the Forward Seller and the Forward Purchaser shall have received:

(i)            Officers’ Certificate. A certificate, dated such Date of Delivery, of the chief executive officer or the president of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii)            Opinion of Counsel for Company. If requested by the Representative, the Forward Seller or the Forward Purchaser, the favorable opinions of Davis Polk and Wardwell LLP, counsel for the Company, and Troutman Pepper Hamilton Sanders LLP, counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, the Forward Seller and the Forward Purchaser, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv)            Opinion of Counsel for Underwriters, the Forward Seller and the Forward Purchaser. If requested by the Representative, the Forward Seller or the Forward Purchaser, the favorable opinion of Sidley Austin LLP, counsel for the Underwriters, the Forward Seller and the Forward Purchaser, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(vi)            Bring-down Comfort Letter. If requested by the Representative or the Forward Seller, a letter from each of (i) EY Richmond, the independent accountants to the Company, (ii) EY Tysons, the independent accountants to SASR and (iii) YHB, the former independent accountants to American National, in form and substance satisfactory to the Representative and the Forward Seller and dated such Date of Delivery, substantially in the same form and substance as their respective letter furnished to the Representative and the Forward Seller pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(vii)            CFO Certificates. If requested by the Representative, the Forward Seller or the Forward Purchaser, a certificate from each of the chief financial officer of the Company and the chief financial officer of SASR, dated such Date of Delivery, substantially in the same form and substance as the respective certificates delivered to the Representative, the Forward Seller and the Forward Purchaser pursuant to Sections 5(g) or 5(h) hereof, as applicable.

(m)            Additional Documents. At the Closing Time and at each Date of Delivery (if any), counsel for the Underwriters, the Forward Seller and the Forward Purchaser shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(n)            Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative, the Forward Seller or the Forward Purchaser by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6.      Indemnification.

(a)            Indemnification of the Underwriters, the Forward Seller and the Forward Purchaser. The Company agrees to indemnify and hold harmless each Underwriter, the Forward Seller and the Forward Purchaser, their respective affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), their respective selling agents and each person, if any, who controls any Underwriter, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Testing-the-Waters Communication, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)            against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)            Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)            Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative and be reasonably satisfactory to the Company, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company and be reasonably satisfactory to the Representative. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.      Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, the Forward Seller and the Forward Purchaser, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, the Forward Seller and the Forward Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, the Forward Seller and the Forward Purchaser, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as (x) in the case of the Company, the net proceeds from the offering of the Company Securities, if any, and the Confirmation Securities (assuming Physical Settlement at the Initial Forward Price (each as defined in the Forward Sale Agreements)) (before deducting expenses) received by the Company, (y) in the case of the Underwriters, the difference between (i) the aggregate price to the public received by the Underwriters for the Securities and (ii) the aggregate price paid by the Underwriters for the Securities and (z) in the case of the Forward Seller and the Forward Purchaser, the Spread (as defined in the Forward Sale Agreements) retained by the Forward Purchaser pursuant to the Forward Sale Agreements, net of any costs associated therewith, as reasonably determined by the Forward Purchaser.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter, the Forward Seller or the Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s, the Forward Seller’s or the Forward Purchaser’s respective Affiliates and selling agents shall have the same rights to contribution as such Underwriter, the Forward Seller, the Forward Purchaser and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.      Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter, the Forward Seller, the Forward Purchaser or an Affiliate or selling agents, any person controlling any Underwriter, the Forward Seller, the Forward Purchaser, their respective officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.      Termination of Agreement.

(a)            Termination. The Representative, the Forward Seller or the Forward Purchaser may terminate this Agreement, by notice to the other parties hereto, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, the Forward Seller or the Forward Purchaser since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, the Forward Seller or the Forward Purchaser impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal, New York or Virginia authorities.

(b)            Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10.      Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters that are satisfactory to the Company, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i)            if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)            if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company or the Forward Seller to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company or the Forward Seller to sell the relevant Option Securities, as the case may be, either the (i) Representative or (ii) the Company or the Forward Seller shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.      Issuance and Sale by the Company.

(a)            If (i) any of the representations and warranties of the Company contained herein or any certificate delivered by the Company pursuant hereto are not true and correct as of the Closing Time or a Date of Delivery, as if made as of the Closing Time or such Date of Delivery, as the case may be, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement or the applicable Forward Sale Agreement on or prior to the Closing Time or such Date of Delivery, (iii) any of the conditions set forth in Section 5 hereof have not been satisfied on or prior to the Closing Time or such Date of Delivery, (iv) this Agreement shall have been terminated pursuant to Section 9 hereof on or prior to the Closing Time or such Date of Delivery, or the Closing Time or such Date of Delivery shall not have occurred, (v) any of the conditions in the applicable Forward Sale Agreement shall not have been satisfied on or prior to the Closing Time or such Date of Delivery, (vi) any of the representations and warranties of the Company contained in the applicable Forward Sale Agreement are not true and correct as of the Closing Time or such Date of Delivery as if made as of the Closing Time or such Date of Delivery, or (vii) the Forward Seller determines that (A) it or its affiliate is unable through commercially reasonable efforts to borrow and deliver for sale a number of Borrowed Securities equal to the number of Borrowed Securities that it has agreed to sell and deliver in connection with establishing its hedge position or (B) in its commercially reasonable judgement, either it is impracticable to do so or it or its affiliate would incur a stock loan cost of more than a rate equal to 200 basis points per annum to do so (clauses (i) through (vii), together, the “Conditions”), then (I) in the case of the Conditions set forth in clauses (i) through (vi), the Forward Seller may elect not to deliver for sale to the Underwriters at the Closing Time or such Date of Delivery the Borrowed Initial Securities or the Borrowed Option Securities, as applicable, and (II) in the event of the Conditions set forth in clause (vii), the Forward Seller shall only be required to deliver for sale to the Underwriters at the Closing Time or such Date of Delivery, as the case may be, the aggregate number of shares of Common Stock that the Forward Seller or its affiliates is able to so borrow in connection with establishing its commercially reasonable hedge position at or below such cost. In addition, the Forward Seller and the Forward Purchaser shall have no liability whatsoever for any Borrowed Securities that the Forward Seller does not sell and deliver for sale to the Underwriters pursuant to this Section 11(a).

(b)            In the event that the Forward Seller, pursuant to Section 11(a), does not deliver for sale the Borrowed Securities, then the Company shall issue and sell to the Underwriters at the purchase price per share set forth in Schedule A hereto (in the case of any Company Top-Up Option Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities), in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Securities that the Forward Seller does not so deliver for sale to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representative shall have the right to postpone the Closing Time or such Date of Delivery, as the case may be, for a period not exceeding one business day in order to effect any required changes in any documents or arrangements. The Securities sold by the Company to the Underwriters pursuant to this Section 11: (i) in lieu of Borrowed Initial Securities are referred to herein as the “Company Top-Up Initial Securities” and (ii) in lieu of any Borrowed Option Securities are referred to herein as the “Company Top-Up Option Securities.”

If the Forward Seller elects pursuant to Section 11(a) not to, or is otherwise not required to, borrow and deliver for sale to the Underwriters at the relevant Closing Time or Date of Delivery the total number of Borrowed Securities otherwise deliverable by it hereunder, the Forward Seller will use its commercially reasonable efforts to notify the Company no later than 9:00 A.M., New York City time, on the Closing Time or such Date of Delivery of the total number of Borrowed Securities to be delivered for sale to the Underwriters by it hereunder. Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver any Company Securities prior to the business day following notice to the Company of the relevant number of Securities so deliverable in accordance with this Section 11.

SECTION 12.      Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax or other electronic means (with the receipt of such fax or other electronic communication to be confirmed by telephone). Notices to the Forward Seller shall be directed to Morgan Stanley & Co. LLC at 1585 Broadway, 6th Floor, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; notices to the Forward Purchaser shall be directed to Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention: Tim O’Connor, Anthony Cicia and Eric Wang and notices to the Underwriters shall be directed to the Representative at: Morgan Stanley & Co. LLC 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, in each case, with a copy (which shall not constitute notice) to: Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Samir Gandhi. Notices to the Company shall be directed to it at 4300 Cox Road, Glen Allen, Virginia 23060, Attention: General Counsel, Telephone: (804) 633-5031.

SECTION 13.      No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, the Forward Seller and the Forward Purchaser, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, the Forward Seller or the Forward Purchaser, (b) in connection with the offering of the Securities and the process leading thereto, each of the Underwriters, the Forward Seller and the Forward Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or its shareholders, creditors, employees or any other party, (c) none of the Underwriters, the Forward Seller or the Forward Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters), and none of the Underwriters, the Forward Seller or the Forward Purchaser has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters, the Forward Seller, the Forward Purchaser and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) the Underwriters, the Forward Seller and the Forward Purchaser have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Securities and the Company has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (f) none of the activities of the Underwriters, the Forward Seller or the Forward Purchaser in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters, the Forward Seller or the Forward Purchaser with respect to any entity or natural person.

SECTION 14.      Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter, the Forward Seller or the Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter, the Forward Seller or the Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter, the Forward Seller or the Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Underwriter, the Forward Seller or the Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter, the Forward Seller or the Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 15.      Parties. This Agreement shall each inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.      Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters and the Forward Seller hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17.      GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 18.      Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 19.      TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20.      Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

SECTION 21.      Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the parties hereto in accordance with its terms.

Very truly yours,

ATLANTIC UNION BANKSHARES CORPORATION

By	/s/ Robert M. Gorman
Name: Robert M. Gorman
Title: Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

MORGAN STANLEY & CO. LLC

By	/s/ Jyri Wilska
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

MORGAN STANLEY & CO. LLC

By	/s/ Jyri Wilska
Authorized Signatory

As Forward Seller.

CONFIRMED AND ACCEPTED,
as of the date first above written:

MORGAN STANLEY & CO. LLC

By	/s/ Mark Asteris
Authorized Signatory

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement.

 [Signature Page to Underwriting Agreement]

SCHEDULE A

The initial public offering price per share for the Securities shall be $35.50.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $34.08, being an amount equal to the initial public offering price set forth above less $1.42 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities to be Purchased	Maximum Number of Option Securities to be Purchased
Morgan Stanley & Co. LLC	7,394,366	1,109,154
BofA Securities, Inc.	1,478,873	221,831
Piper Sandler & Co.	492,958	73,944
Stephens Inc.	492,958	73,944
Total	9,859,155	1,478,873

Name of Forward Seller	Number of Borrowed Initial Securities to be Sold	Maximum Number of Borrowed Option Securities to be Sold
Morgan Stanley & Co. LLC	9,859,155	1,478,873
Total	9,859,155	1,478,873

Schedule A-1

SCHEDULE B-1

Pricing Terms

1.            The Company and the Forward Seller are selling 9,859,155 Initial Securities.

2.            The Company and the Forward Seller have granted an option to the Underwriters, severally and not jointly, to purchase up to 1,478,873 Option Securities.

3.            The initial public offering price per share for the Securities shall be $35.50.

Schedule B-1

SCHEDULE B-2

Free Writing Prospectuses

None.

Schedule B-2

SCHEDULE B-3

Permitted Written Testing-the-Waters Communications

Atlantic Union Bankshares Corporation, Merger Investor Presentation dated October 2024.

Atlantic Union Bankshares Corporation, Third Quarter 2024 Earnings Presentation dated October 2024.

Atlantic Union Bankshares Corporation, Third Quarter 2024 Earnings Release dated October 2024.

Sandy Spring Bancorp, Inc., Third Quarter 2024 Earnings Release dated October 2024.

Schedule B-3

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Directors

Nancy Howell Agee

John C. Asbury

Patrick E. Corbin

Rilla S. Delorier

Frank Russell Ellett

Paul Engola

Donald R. Kimble

Patrick J. McCann

Michelle A. O’Hara

Linda V. Schreiner

Joel R. Shepherd

Ronald L. Tillett

Keith L. Wampler

F. Blair Wimbush

Executive officers that are not also directors

Robert M. Gorman

Rachael R. Lape

Clare Miller

Maria P. Tedesco

Sherry Williams

Schedule C-1

Exhibit A

FORM OF LOCK-UP AGREEMENT

October 21, 2024

Morgan Stanley & Co. LLC

as Representative of the several Underwriters

listed in Schedule A to the Underwriting

Agreement referred to below

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Atlantic Union Bankshares Corporation, a Virginia corporation (the “Company”), the forward seller and the forward purchaser named therein, providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of 9,859,155 shares (the “Shares”) of the common stock, par value $1.33 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Common Stock without the prior written consent of Morgan Stanley, as described below, provided that (1) Morgan Stanley receives a signed lock-up agreement in the form of this lock-up agreement for the balance of the Restricted Period from each donee, devisee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported during the Restricted Period with the U.S. Securities and Exchange Commission (the “Commission”) on Form 4 or Form 5 in accordance with Section 16(a) of the Exchange Act, or, in the case of clause (i), (ii), (iii) and (iv) below, any such required filing shall clearly indicate in the footnotes thereto that the filing relates to circumstances described in such a clause, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts, including, without limitation, to a charitable organization or educational institution, or for bona fide estate planning purposes;

Exhibit A-1

(ii)	by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” of the undersigned shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin of the undersigned);

(iii)	by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

(iv)	pursuant to an order of a court or regulatory agency having jurisdiction over the undersigned;

(v)	to any corporation, partnership, limited liability company or other entity of which the undersigned or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vi)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above;

(vii)	to any immediate family member or any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or one or more immediate family members of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(viii)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned; or

(ix)	to the Company upon the undersigned’s death, disability or termination of employment or other service relationship with the Company; provided that such shares of Common Stock were issued to the undersigned pursuant to an agreement or equity award granted pursuant to an employee benefit plan, option, warrant or other right disclosed in the Prospectus.

In addition, subject to the conditions below, the undersigned may transfer the Common Stock without the prior written consent of Morgan Stanley:

(a)	to the Company pursuant to the vesting, settlement or exercise of restricted stock units, restricted stock, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement or exercise of such restricted stock units, restricted stock, options, warrants or rights, provided that (1) any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this lock-up agreement; (2) any filing under the Exchange Act required to be made during the Restricted Period shall indicate in the footnotes thereto that the filing relates to circumstances described in this clause; (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers; and (4) any such restricted stock units, restricted stock, options, warrants or rights are held by the undersigned pursuant to an agreement or equity award granted under a stock incentive plan or other equity award plan, each of which is disclosed in the Prospectus; or

Exhibit A-2

(b)	pursuant to a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act that has been entered into by the undersigned prior to the date of this lock-up agreement; provided, however, that (A) any filing under Section 16 of the Exchange Act made during the Restricted Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above and (B) the undersigned does not otherwise voluntarily effect any other public filings or report regarding such sales or transfers during the Restricted Period.

Furthermore, the undersigned may sell shares of Common Stock purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Commission or otherwise, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the restrictions contained herein.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Exhibit A-3

Very truly yours,

Name:
Title:

Exhibit A-4